Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

For Tender of All Outstanding Shares of Common Stock

of

IKANOS COMMUNICATIONS, INC.

at

$2.75 net per Share

Pursuant to the Offer to Purchase dated August 19, 2015

by

King Acquisition Co.

a wholly-owned subsidiary of

Qualcomm Atheros, Inc.

an indirect wholly-owned subsidiary of

QUALCOMM Incorporated

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M. (EASTERN

TIME) ON SEPTEMBER 17, 2015, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.001 per share (the “Shares”), of Ikanos Communications, Inc., a Delaware corporation (“Ikanos”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to 12:01 a.m. (Eastern Time) on September 17, 2015 (the “Expiration Time,” unless the Offer is extended pursuant to and in accordance with the terms of the Merger Agreement, in which event “Expiration Time” will mean the latest time and date at which the Offer, as so extended, will expire and the date on which the Expiration Time occurs is referred to herein as the “Expiration Date”) or (iii) time will not permit all required documents to reach American Stock Transfer & Trust Company, LLC (the “Depositary”) prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by overnight courier or mailed to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

If delivering by mail:	If delivering by hand, express mail, courier, or other expedited service:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

By Facsimile:

(Eligible Institutions only)

718-234-5001

Confirm Facsimile Receipt by Telephone:

718-921-8317

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE

GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTION THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) and certificates for Shares (or confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility (as defined in Section 3 of the Offer to Purchase)) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to King Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Qualcomm Atheros, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of QUALCOMM Incorporated, a Delaware corporation, upon the terms and subject to the conditions set forth in the offer to purchase, dated August 19, 2015 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares of Ikanos specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate No(s). (if available)

☐ Check here if Shares will be tendered by book-entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)

Address(es):

(Zip Code)

Area Code and Tel. No.
(Daytime telephone number)

Signature(s):

Notice of Guaranteed Delivery

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation of the Shares tendered hereby into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), in each case together with a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees, or, in the case of book-entry transfers of Shares, either such Letter of Transmittal or an Agent’s Message in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal, within three NASDAQ trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:

Address:

(Zip Code)
Area Code and Telephone No.

(Authorized Signature)

Name:
(Please type or print)
Title:
Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.